Exhibit 99.1

Contact:

Betsy Martinelli

Director, Corporate Marketing

betsy.martinelli@omnicell.com

Nnamdi Njoku Appointed President of Omnicell

Njoku continues to lead global operations and advance Omnicell's innovation and AI platform strategy; Randall Lipps continues to serve as Chief Executive Officer and Chairman of the Board

Fort Worth, Texas – July 1, 2026 – Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell” or the “Company”), a leading healthcare technology provider focused on empowering autonomous medication management, today announced that Nnamdi Njoku has been appointed President of the Company, effective July 1, 2026. Mr. Njoku will retain his role of Chief Operating Officer (COO), while Randall Lipps will continue to serve as Chief Executive Officer and Chairman of the Board, with a continued focus on strategic collaborations and the long-term evolution of Omnicell's solution portfolio.

As President and COO, Mr. Njoku will shape and advance Omnicell’s long-term growth strategy and innovation roadmap, focused on scaling global operations while seeking to ensure seamless operational execution and excellence across product, innovation, and customer experience. In this role, he will also continue to drive key business initiatives including the launch of the Omnicell Titan XT automated dispensing system and expansion of the cloud-native OmniSphere platform.

“Since joining Omnicell in 2024, Nnamdi has made a significant strategic impact on the Company, working to strengthen our operational foundation, shape our strategic direction and organizational design, and build strong relationships with our customers and the investment community,” said Mr. Lipps. “Nnamdi is a proven leader who brings clarity, discipline, and precision to our efforts to scale our business and accelerate momentum for our strategy. This appointment reflects a natural evolution of our leadership structure and allows me to be laser-focused on strategic customer and industry relationships, the evolution of our solution offerings, and our long-term vision.”

Prior to joining Omnicell, Mr. Njoku served more than 18 years in various executive leadership roles at Medtronic plc, including serving as Senior Vice President and President for the Neuromodulation Operating Unit, an approximately $2 billion business focused on harnessing the power of neuromodulation to treat conditions like pain and movement disorders. Throughout his career, Mr. Njoku has held operational roles of increasing responsibility, including at Zimmer Biomet Holdings, Inc., Medtronic, plc, UnitedHealth Group and Deloitte Consulting.

“As care delivery grows more distributed and complex, and financial and operational pressures intensify, we believe healthcare leaders need a trusted partner focused on delivering the innovation and intelligence that drives real outcomes,” said Mr. Njoku. “I’m excited to lead Omnicell through our next planned phase of growth as we strive to scale the business and execute on our strategy to transform our customers’ clinical and operational performance.”

Mr. Njoku holds a Master of Business Administration from Cornell University and a Bachelor of Arts degree in Business Administration from the University of St. Thomas. He is a Fellow of the fourth class of Aspen Institute’s Health Innovators Fellowship and a member of the Aspen Global Leadership Network, recognitions that focus on advancing leadership in health innovation.

About Omnicell

Since 1992, Omnicell has been committed to delivering innovative, outcomes-centric pharmacy and nursing solutions for all settings of care. As an intelligent medication management technology company, Omnicell empowers autonomous medication management by unifying automation and AI-enabled intelligence, optimized by expert services, to drive clinical and business outcomes that improve efficiency and enhance patient safety for healthcare facilities worldwide. Learn more at omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s ability to deliver innovation and intelligence that drives real outcomes, scale our business, and execute our strategy, as well as other statements about Omnicell’s strategy, plans, objectives, promise, purpose and guiding principles, and goals. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (iii) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (iv) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, and (v) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.